YA GLOBAL INVESTMENTS, LP
101 Hudson Street, Suite 3700
Jersey City, NJ 07302

October 5, 2010

Mr. Victor Rozsnyay
Power of the Dream Ventures, Inc.
1095 Budapest
Soroksari ut 94-96
Hungary
Fax: +36-1-456-6062

Re:
Standby Equity Distribution Agreement ("SEDA") between YA Global Investments, LP ("Investor") and Power of the Dream Ventures, Inc. (the "Company") dated October 8, 2008 and Warrant to purchase 4,027,386 shares of common stock (the "Warrant") issued to the Investor on October 8, 2008.

Dear Mr. Rozsnyay:

This letter is to confirm that we received your SEDA Termination Request letter dated September 24, 2010. Pursuant to the terms of the SEDA, the SEDA will officially be terminated 15 trading days from the date of your notice, on or about October 15, 2010.

Please note that the Warrant issued in connection with the SEDA may not be canceled unilaterally by the Company. The Warrant expires pursuant to its terms on October 8, 2013.

If you have any questions concerning the foregoing, please feel free to call me at 201-985-8300.

Sincerely,
/s/ David Fine
David Fine

cc:	Loeb & Loeb LLP
345 Park Avenue
New York, NY 10154
Attention: Lloyd L. Rothenberg, Esq.
Fax: (212) 656-1076